Y
Exhibit 99.1
AXT, Inc. Fourth Quarter and Fiscal Year 2024 Results
February 20, 2025
Page 1 of 7

AXT, Inc. Announces Fourth Quarter and Fiscal Year 2024 Financial Results

Year on Year Revenue Increases 31 Percent

FREMONT, Calif., February 20, 2025 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor wafer substrates, today reported financial results for the fourth quarter and fiscal year ended December 31, 2024.

Management Qualitative Comments

“Our growth in 2024 showed a year of improvement for AXT in several key areas,” said Morris Young, chief executive officer. “We delivered a 31 percent increase in revenue, a 21 percent improvement in non-GAAP gross profit, and a 40 percent improvement in non-GAAP net loss. Over the last twelve months we have aggressively advanced the technical specifications of our materials to help our global customer base solve complex, next-generation connectivity challenges. As such, 2024 marked a meaningful year of our revenue growth into the cloud and data center infrastructure market, as well as our successful penetration of the cell phone market, which is close to a $100M addressable market, and before now, largely untapped by AXT. Through our product success, world-class manufacturing, and unique supply chain, we have built a valuable company poised to address the rapidly growing market opportunities ahead of us."

Fourth Quarter 2024 Results

In order to provide better clarity on its operational and financial results, AXT reports its financial results on both a GAAP and non-GAAP basis. Non-GAAP results exclude stock-based compensation expense. Investors can find GAAP to non-GAAP reconciliation tables in the financial statements in this earnings release.

●	Revenue for the fourth quarter of 2024 was $25.1 million, compared with $23.6 million for the third quarter of 2024 and $20.4 million for the fourth quarter of 2023.

●	GAAP gross margin was 17.6 percent of revenue for the fourth quarter of 2024, compared with 24.0 percent of revenue for the third quarter of 2024 and 22.6 percent for the fourth quarter of 2023.

●	Non-GAAP gross margin, after excluding charges for stock-based compensation, was 17.9 percent of revenue for the fourth quarter of 2024, compared with 24.3 percent of revenue for the third quarter of 2024 and 23.2 percent for the fourth quarter of 2023.

●	GAAP net loss, after minority interests, for the fourth quarter of 2024 was a net loss of $5.1 million, or $0.12 per share, compared with a net loss of $2.9 million, or $0.07 per

AXT, Inc. Fourth Quarter and Fiscal Year 2024 Results
February 20, 2025

share, for the third quarter of 2024 and a net loss of $3.6 million, or $0.09 per share, for the fourth quarter of 2023.

●	Non-GAAP net loss for the fourth quarter of 2024 was a net loss of $4.3 million, or $0.10 per share, compared with a net loss of $2.1 million, or $0.05 per share, for the third quarter of 2024 and a net loss of $2.8 million, or $0.07 per share, for the fourth quarter of 2023.

Fiscal Year 2024 Results (January 1 to December 31, 2024)

●	Revenue for fiscal year 2024 was $99.4 million, compared with $75.8 million in fiscal year 2023.

●	GAAP gross margin for fiscal year 2024 was 24.0 percent of revenue, compared with 17.6 percent of revenue in fiscal year 2023.

●	Non-GAAP gross margin for fiscal year 2024 was 24.3 percent of revenue, compared with 18.1 percent of revenue in fiscal year 2023.

●	GAAP net loss for fiscal 2024 was a net loss of $11.6 million, or $0.27 per share, compared with a net loss of $17.9 million, or $0.42 per share for fiscal 2023.

●	Non-GAAP net loss for fiscal 2024 was a net loss of $8.5 million, or $0.20 per share, compared with net income of $14.3 million, or $0.34 per share for fiscal 2023.

STAR Market Listing Update

On January 10, 2022, AXT announced that Beijing Tongmei Xtal Technology Co., Ltd. (“Tongmei”), its subsidiary in Beijing, China, submitted to the Shanghai Stock Exchange (the “SSE”) its application to list its shares in an initial public offering (the “IPO”) on the SSE’s Sci-Tech innovAtion boaRd (the “STAR Market”) and the application was accepted for review. Subsequently, Tongmei responded to several rounds of questions received from the SSE. On July 12, 2022, the SSE approved the listing of Tongmei’s shares in an IPO on the STAR Market. On August 1, 2022, the China Securities Regulatory Commission (the “CSRC”) accepted for review Tongmei’s IPO application. The STAR Market IPO remains subject to review and approval by the CSRC and other authorities. The process of going public on the STAR Market includes several periods of review and, therefore, is a lengthy process. Subject to review and approval by the CSRC and other authorities, Tongmei hopes to accomplish this goal in the coming months. AXT has posted a brief summary of the plan and the process on its website at http://www.axt.com.

AXT, Inc. Fourth Quarter and Fiscal Year 2024 Results
February 20, 2025

Conference Call

The company will host a conference call to discuss these results today at 1:30 p.m. PT. The conference call can be accessed at (800) 715-9871 (passcode 4378083). The call will also be simulcast at www.axt.com. Replays will be available at (800) 770-2030 (Playback ID: 4378083 followed by # key) until March 6, 2025. Financial and statistical information to be discussed in the call will be available on the company’s website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company’s Investor Relations Department at (510) 438-4700.

About AXT, Inc.

AXT is a material science company that develops and manufactures high-performance compound and single element semiconductor wafer substrates comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge). The company’s wafer substrates are used when a typical silicon wafer substrate cannot meet the performance requirements of a semiconductor or optoelectronic device. End markets include 5G infrastructure, data center connectivity (silicon photonics), passive optical networks, LED lighting, lasers, sensors, power amplifiers for wireless devices and satellite solar cells. AXT’s worldwide headquarters are in Fremont, California where the company maintains sales, administration and customer service functions. AXT has its Asia headquarters in Beijing, China and manufacturing facilities in three separate locations in China. In addition, as part of its supply chain strategy, the company has partial ownership in more than ten companies in China producing raw materials and consumables for its manufacturing process. For more information, see AXT’s website at http://www.axt.com.

Note Regarding Use of Non-GAAP Financial Measures

As discussed above, the company provides certain non-GAAP financial measures that exclude stock-based compensation in addition to, and not as a substitute for, or because it believes that such information is superior to, financial measures calculated in accordance with GAAP. The company believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and provide better comparability with our peer companies, many of which also use similar non-GAAP financial measures. Further, the company believes that these non-GAAP financial measures offer an important analytical tool to help investors understand the company’s core operating results and trends. In addition, management uses non-GAAP financial measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark its performance externally against peer companies. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the company’s non-GAAP financial measures as tools for comparison. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand

AXT, Inc. Fourth Quarter and Fiscal Year 2024 Results
February 20, 2025

its business. A reconciliation of our GAAP consolidated financial statements to our non-GAAP consolidated financial statements is provided below.

Forward-Looking Statements

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding the timing and completion of the proposed listing of shares of Tongmei on the STAR Market. Additional examples of forward-looking statements include statements regarding the market demand for our products, our product mix, our growth prospects and opportunities for continued business expansion, including trends, new applications and the ramping of Tier-1 customers, our market opportunity, our ability to lead our industry, our expectations with respect to our business prospects and financial results, including our gross margin performance, and our development of larger diameter substrates that we believe will enable the next generation of technology innovation across a number of end-markets. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: the requests for redemptions by private equity funds in China of investments in Tongmei, the administrative challenges in satisfying the requirements of various government agencies in China in connection with the listing of shares of Tongmei on the STAR Market, continued open access to companies to list shares on the STAR Market, investor enthusiasm for new listings of shares on the STAR Market and geopolitical tensions between China and the United States. Additional uncertainties and factors include, but are not limited to: the timing and receipt of significant orders; the cancellation of orders and return of product; emerging applications using chips or devices fabricated on our substrates; end-user acceptance of products containing chips or devices fabricated on our substrates; our ability to bring new products to market; product announcements by our competitors; the ability to control costs and improve efficiency; the ability to utilize our manufacturing capacity; product yields and their impact on gross margins; the relocation of manufacturing lines and ramping of production; possible factory shutdowns as a result of air pollution in China or COVID-19; COVID-19 or other outbreaks of a contagious disease; tariffs and other trade war issues; the financial performance of our partially owned supply chain companies; policies and regulations in China; and other factors as set forth in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

###

FINANCIAL TABLES TO FOLLOW

AXT, Inc. Fourth Quarter and Fiscal Year 2024 Results
February 20, 2025

AXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023

Revenue	$25,105	$20,429	$99,361	$75,795
Cost of revenue	20,697	15,802	75,525	62,477
Gross profit	4,408	4,627	23,836	13,318
Operating expenses:
Selling, general and administrative	6,440	5,367	24,096	22,806
Research and development	4,133	2,820	14,543	12,081
Total operating expenses	10,573	8,187	38,639	34,887
Loss from operations	(6,165)	(3,560)	(14,803)	(21,569)
Interest expense, net	(318)	(384)	(1,340)	(1,527)
Equity in income (loss) of unconsolidated joint ventures	944	(460)	3,439	1,884
Other income (expense), net	(5)	897	2,047	2,179
Loss before provision for income taxes	(5,544)	(3,507)	(10,657)	(19,033)
Provision for income taxes	113	252	1,134	160
Net loss	(5,657)	(3,759)	(11,791)	(19,193)
Less: Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	569	138	167	1,312
Net loss attributable to AXT, Inc.	$(5,088)	$(3,621)	$(11,624)	$(17,881)
Net loss attributable to AXT, Inc. per common share:
Basic	$(0.12)	$(0.09)	$(0.27)	$(0.42)
Diluted	$(0.12)	$(0.09)	$(0.27)	$(0.42)
Weighted-average number of common shares outstanding:
Basic	43,381	42,851	43,154	42,643
Diluted	43,381	42,851	43,154	42,643

AXT, Inc. Fourth Quarter and Fiscal Year 2024 Results
February 20, 2025

AXT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31,	December 31,
	2024	2023

ASSETS
Current assets:
Cash and cash equivalents	$22,833	$37,752
Restricted cash	10,978	12,362
Short-term investments	—	2,140
Accounts receivable, net	25,640	19,256
Inventories	85,077	86,503
Prepaid expenses and other current assets	13,744	12,643
Total current assets	158,272	170,656
Property, plant and equipment, net	159,721	166,348
Operating lease right-of-use assets	2,479	2,799
Other assets	18,842	18,898
Total assets	$339,314	$358,701
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,356	$9,617
Accrued liabilities	14,556	19,019
Short-term loans	47,264	52,921
Total current liabilities	74,176	81,557
Noncurrent operating lease liabilities	1,977	2,351
Other long-term liabilities	8,253	5,647
Total liabilities	84,406	89,555

Redeemable noncontrolling interests	38,577	41,663

Stockholders’ equity:
Preferred stock	3,532	3,532
Common stock	45	44
Additional paid-in capital	241,514	238,452
Accumulated deficit	(43,664)	(32,040)
Accumulated other comprehensive loss	(8,657)	(5,999)
Total AXT, Inc. stockholders’ equity	192,770	203,989
Noncontrolling interests	23,561	23,494
Total stockholders’ equity	216,331	227,483
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$339,314	$358,701

AXT, Inc. Fourth Quarter and Fiscal Year 2024 Results
February 20, 2025

AXT, INC.

Reconciliation of Statements of Operations Under GAAP and Non-GAAP

(Unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
GAAP gross profit	$4,408	$4,627	$23,836	$13,318
Stock-based compensation expense	76	103	322	414
Non-GAAP gross profit	$4,484	$4,730	$24,158	$13,732

GAAP operating expenses	$10,573	$8,187	$38,639	$34,887
Stock-based compensation expense	677	719	2,775	3,126
Non-GAAP operating expenses	$9,896	$7,468	$35,864	$31,761

GAAP loss from operations	$(6,165)	$(3,560)	$(14,803)	$(21,569)
Stock-based compensation expense	753	822	3,097	3,540
Non-GAAP loss from operations	$(5,412)	$(2,738)	$(11,706)	$(18,029)

GAAP net loss	$(5,088)	$(3,621)	$(11,624)	$(17,881)
Stock-based compensation expense	753	822	3,097	3,540
Non-GAAP net loss	$(4,335)	$(2,799)	$(8,527)	$(14,341)

GAAP net loss per diluted share	$(0.12)	$(0.09)	$(0.27)	$(0.42)
Stock-based compensation expense per diluted share	$0.02	$0.02	$0.07	$0.08
Non-GAAP net loss per diluted share	$(0.10)	$(0.07)	$(0.20)	$(0.34)

Shares used to compute diluted net income per share	43,381	42,851	43,154	42,643